UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

November 17, 2006

Date of report (Date of earliest event reported)

C2 GLOBAL TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)
FLORIDA

(State or Other Jurisdiction of

Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

40 King Street West, Suite 3200, Toronto, Ontario, Canada, M5H 3Y2
(Address of Principal Executive Offices and Zip Code)
(416) 866 3000

(Registrants Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 17, 2006, the Audit Committee of the Board of Directors (the “Audit Committee”) of C2 Global Technologies Inc. (the “Company”) determined to dismiss the Company’s current auditors, BDO Seidman, LLP (“BDO”). Having assessed the Company’s current accounting needs, the Audit Committee concluded that dismissal of BDO and retention of a Toronto-based auditing firm would be more efficient and would better serve the Company’s needs, given the location of the Company’s main offices in Toronto, Canada.

The BDO reports on the Company’s financial statements for the past two fiscal years and subsequent interim periods did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and the subsequent interim periods, the Company had no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in its report.

In addition, during BDO’s engagement with the Company and in the subsequent interim periods through its dismissal, BDO did not advise the Company: (a) that the internal controls necessary for the Company to develop reliable financial statements do not exist; (b) that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made BDO unwilling to be associated with the financial statements prepared by management, (c) of the need to expand significantly the scope of its audit; or (d) that information had come to its attention that if further investigated (i) might materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements) or (ii) might cause BDO to be unwilling to rely on management's representations or to be associated with the Company's financial statements, or that for any reason, the issue has not been resolved to BDO’s satisfaction prior to its dismissal.

The Company has provided BDO with a copy of the foregoing disclosures and requested that BDO furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of Mintz & Partners LLP

On November 17, 2006, the Audit Committee authorized the Audit Committee Chairman to appoint Mintz & Partners LLP (“M&P”) to serve as the Company’s independent auditors to audit the Company’s financial statements for the fiscal year ended as of December 31, 2006. M&P will also perform a review of the unaudited condensed consolidated quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q, which review will include financial quarters beginning with the quarter ending March 31, 2007. The Company authorized M&P to contact BDO and requested that BDO respond fully to any inquiries relating to the Company’s financial statements which have been audited by BDO during its engagement by the Company. The appointment of M&P is effective immediately.

During each of the Company’s two most recent fiscal years and through the date of this report, (a) the Company has not engaged M&P as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) the Company or someone on its behalf did not consult M&P with respect to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Section 9 - Financial Statements and Exhibits

 Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Title

16.1	Letter from BDO Seidman, LLP dated November 21, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C2 Global Technologies Inc.

Date: November 22, 2006	By:	/s/ Stephen A. Weintraub
		Name:	Stephen A. Weintraub
		Title:	Executive Vice President, Corporate Secretary and Chief Financial Officer